================================================================================



                                  United States


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported): MAY 2, 2003


                         COMMISSION FILE NUMBER 1-14380


                           CITGO PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                                      73-1173881
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


         ONE WARREN PLACE, 6100 SOUTH YALE AVENUE, TULSA, OKLAHOMA 74136
               (Address of principal executive office) (Zip Code)


                                 (918) 495-4000
              (Registrant's telephone number, including area code)



================================================================================

ITEMS 9 AND 12. REGULATION FD DISCLOSURE AND DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION.


On May 6, 2003, CITGO Petroleum Corporation ("CITGO") filed an amended Current Report on Form 8-K reporting a News Release issued by CITGO entitled "CITGO Announces First Quarter 2003 Results" (the "Earnings Release"). The purpose of this amendment to the Form 8-K/A is to refine the presentation of information contained in the Earnings Release. The text of the Earnings Release now reads as follows:

(CITGO COMPANY LOGO)


                                  NEWS RELEASE
                ------------------------------------------------------------
                CITGO PETROLEUM CORPORATION, P.O. BOX 3758, TULSA, OK  74102
                KENT YOUNG  918/495-5111          KATE ROBBINS  918/495-5764
                JENNIFER HILL  918/495-4260       FACSIMILE  918/495-5269

FOR IMMEDIATE RELEASE:

May 2, 2003

                   CITGO Announces First Quarter 2003 Results

TULSA, Okla., -- CITGO Petroleum Corporation today reported net income of $140 million for the first quarter of 2003 compared with a net loss of ($16) million for the first quarter of 2002. Operating income (income before interest and income taxes) for the first quarter of 2003 was $243 million, compared with an operating loss of ($7) million for the same period last year.

         Strong first quarter refining earnings resulted from strengthening margins and steady operations. Additional factors include:


         o Crude oil differentials for sour, heavy sour and Canadian crudes showed significant improvement in the first quarter relative to the first quarter of 2002.


         While gasoline sales volumes held steady at three billion gallons when compared to the first quarter of 2002, total refined product sales increased ten percent to six billion gallons in the first quarter of 2003. In addition;


         o Gasoline sales to branded marketers and major convenience store chains represented about 65-percent of total gasoline sales, an increase of three percent in the first quarter of 2003 relative to the first quarter of 2002.

         o Finished lubricant prices increased toward the end of the quarter.

         o Finished lubricant volume was up nine percent in a relatively flat demand market, reflecting the strength of the CITGO/Mystik brands and successful execution of the marketing plan.

         o Our asphalt refineries completed scheduled turnarounds and are on target to produce and sell asphalt for the 2003 paving season.


         Several first quarter market conditions positively contributed to CITGO's overall financial results, including:

         o historically high refining margins driven primarily by a reduction in worldwide refining capacity and a heavy refinery maintenance schedule in the United States;

         o        historically low crude and products inventories; and

         o colder than normal winter weather, producing a strong demand for distillate and improved distillate margins.

CITGO's First Quarter Earnings - Add 3



     "With our refineries running at peak capacity throughout the quarter," stated CITGO President and CEO Oswaldo Contreras, "we were able to take full advantage of robust refining margins and favorable market conditions that existed during the last month and a half. Furthermore, our employees continue to focus on 'keeping it safe, clean and running,' which directly contributes to operational efficiency and the bottom line. On the marketing side, sales to CITGO-branded marketers were up.


     "In addition to the above, we also worked to improve cash flow during the quarter by implementing stringent cost control measures throughout the corporation and securing additional financing to meet our operating needs When taken all together, these factors added up to a good first quarter for CITGO," Contreras concluded.

     CITGO's executive team will conduct an investor conference call to discuss first quarter earnings on Monday, May 5 from 1:30 PM to 3:00 PM (CDT). Investors may access the call by dialing 1-800-553-0358.

     CITGO Petroleum Corporation is a leading energy company based in Tulsa, Okla., with approximately 4,300 employees and annual revenues of nearly $20 billion. CITGO is a direct, wholly-owned subsidiary of PDV America, Inc., a wholly-owned subsidiary of PDV Holding, Inc. CITGO's ultimate parent is Petroleos de Venezuela, S.A. (PDVSA), the national oil company of the Bolivarian Republic of Venezuela and its largest supplier of crude oil.

     CITGO operates fuels refineries in Lake Charles, La., Corpus Christi, Texas, and Lemont, Ill., and asphalt refineries in Paulsboro, NJ and Savannah, Ga. The company has long-term crude oil supply agreements with PDVSA for a portion of the crude oil requirements at these facilities. CITGO is also a 41-percent participant in LYONDELL-CITGO Refining LP, a joint venture fuels refinery located in Houston, Texas. CITGO's interests in these refineries result in a total crude oil capacity of approximately 865,000 barrels per day.

     With more than 13,000 branded, independently owned and operated retail locations, CITGO is also one of the five largest branded gasoline suppliers within the United States.


FORWARD LOOKING STATEMENTS

         Certain information included in this release may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the "Securities Act," and Section 21E of the Securities Exchange Act of 1934, as amended, or the "Exchange Act." All statements, other than statements of historical facts, included in this prospectus, are forward-looking statements. When used in this document, the words "anticipate," "estimate," "expect," "project," "believe" and similar expressions are intended to identify forward-looking statements.

         These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties


                                     -more-

CITGO's First Quarter Earnings - Add 3


that could cause actual results, developments and business decisions to differ materially from those contemplated by these forward-looking statements. We disclaim any duty to update any forward-looking statements. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by these forward-looking statements include the risk factors discussed under the heading "Risk Factors."

(DOLLARS IN MILLIONS)

                                                          THREE MONTHS
                                                         ENDED MARCH 31,
                                                    -----------------------
                                                     2003            2002
Net Sales                                           6,375.7         3,671.4
Cost of sales and operating expenses                6,205.8         3,708.9
                                                    -------         -------
    Gross margin                                      169.9           (37.5)
Equity in earnings of LCR                               9.1            14.4
Equity in earnings of affiliates                        4.5             4.5
Insurance recoveries                                  117.7            94.7
Other income (expense) net                             14.9            (6.5)
                                                    -------         -------
    Subtotal                                          316.1            69.6
Selling, general and administrative                    73.3            76.4
                                                    -------         -------
    Operating income                                  242.8            (6.8)
                                                    -------         -------
Interest expense                                       24.4            17.6
Income taxes                                           78.6            (8.8)
                                                    -------         -------
Net Income                                            139.8           (15.6)
                                                    =======         =======



SUMMARIZED MARKETING DATA                                THREE MONTHS
                                                        ENDED MARCH 31,
                                                     -----------------------
                                                      2003            2002
Wholesale fuel sales (millions of gallons)           3,449.0         3,419.0


                                     -more-

CITGO's First Quarter Earnings - Add 3

(DOLLARS IN MILLIONS)

                                                         MARCH 31,     DECEMBER 31,
                                                           2003            2002
                                                        ----------     ------------
Current assets                                          $  2,537.4      $  2,187.5
Total Assets                                            $  7,340.7      $  6,986.9

Current liabilities                                     $  1,706.7      $  1,999.1
Total Debt (excluding capital leases)                   $  1,592.9      $  1,300.5
Total Liabilities                                       $  4,641.8      $  4,427.7

Shareholder's equity                                    $  2,698.9      $  2,559.2
Total capitalization                                    $  7,340.7      $  6,986.9


                                     THREE MONTHS ENDED MARCH 31, 2003           THREE MONTHS ENDED MARCH 31, 2002
                                -------------------------------------------  -------------------------------------------
                                LAKE CHARLES  CORPUS CHRISTI  LEMONT  TOTAL  LAKE CHARLES  CORPUS CHRISTI  LEMONT  TOTAL
                                ------------  --------------  ------  -----  ------------  --------------  ------  -----
Total feedstocks
throughput (Mbbls per day)          366            220          172    758       330            225          66     621





MARKET INDICATORS (DOLLARS PER BARREL)


                                                               THREE MONTHS
                                                              ENDED MARCH 31,
                                                          ----------------------
                                                            2003          2002
                                                          --------      --------
West Texas Intermediate, "WTI" (sweet)                    $  34.00      $  21.55
Crack Spreads:
    Gulf Coast 3/2/1                                      $   5.58      $   2.79
    Chicago 3/2/1                                         $   6.45      $   3.70
Crude Oil Differentials
    WTI less WTS (sour)                                   $   3.66      $   1.32
    WTI less Maya (heavy sour)                            $   7.57      $   5.44
    WTI less Bow River (Canadian)                         $   7.77      $   5.33
Natural Gas (per mmbtu)                                   $   5.92      $   2.49



Source for crude and product indicators is Platts using a business day average.



Source for natural gas is NYMEX using a business day average.




                                     -more-

CITGO's First Quarter Earnings - Add 3


SELECTED VOLUMETRIC DATA

                                               THREE MONTHS ENDED MARCH 31, 2003           THREE MONTHS ENDED MARCH 31, 2002
                                            ---------------------------------------     ---------------------------------------
                                             LAKE      CORPUS                            LAKE      CORPUS
(IN THOUSANDS OF BARRELS PER DAY)           CHARLES    CHRISTI    LEMONT      TOTAL     CHARLES    CHRISTI    LEMONT      TOTAL
                                            -------    -------    ------      -----     -------    -------    ------      -----
FEEDSTOCKS:

Crude oil throughput
  Sweet (1)                                   85.0        7.0        7.0       99.0       85.0        3.0         --       88.0
  Light/Medium sour (2)                       65.0       10.0       72.0      147.0      118.0       21.0        4.0      143.0
  Heavy sour (3)                              39.0       31.0       79.0      149.0        6.0        2.0       21.0       29.0
  Contract (heavy sour)                      122.0      110.0         --      232.0      112.0      130.0         --      242.0
                                             -----      -----      -----      -----      -----      -----      -----      -----
    Total crude oil                          311.0      158.0      158.0      627.0      321.0      156.0       25.0      502.0
Unfinished feedstocks                         55.0       62.0       14.0      131.0        9.0       69.0       41.0      119.0
                                             -----      -----      -----      -----      -----      -----      -----      -----
    Total feedstocks                         366.0      220.0      172.0      758.0      330.0      225.0       66.0      621.0
                                             =====      =====      =====      =====      =====      =====       ====      =====

Rated crude capacity at period end           320.0      157.0      167.0      644.0      320.0      157.0      167.0      644.0

Utilization of rated crude capacity             97%       101%        95%        97%       100%        99%        15%        78%

PRODUCTION:

Light products
  Gasoline                                   183.0       95.0       92.0      370.0      166.0      100.0       47.0      313.0
  Jet fuel                                    67.0         --        1.0       68.0       76.0         --         --       76.0
  Diesel fuel                                 54.0       62.0       41.0      157.0       49.0       60.0         --      109.0
                                             -----      -----      -----      -----      -----      -----      -----      -----
    Total light products                     304.0      157.0      134.0      595.0      291.0      160.0       47.0      498.0
  Petrochemicals and industrial products      76.0       63.0       39.0      178.0       51.0       65.0       17.0      133.0
                                             -----      -----      -----      -----      -----      -----      -----      -----
    Total production                         380.0      220.0      173.0      773.0      342.0      225.0       64.0      631.0
                                             =====      =====      =====      =====      =====      =====       ====      =====

(1) Light crude oil consists of crude oil with an average API gravity of more than 31 degrees.

(2) Medium crude oil consists of crude oil with an average API gravity of more than 25 degrees up to 31 degrees.

(3) Heavy crude oil consists of crude oil with an average API gravity of 25 degrees or less.



                                     -o0o-

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           CITGO PETROLEUM CORPORATION




Date:  September 8, 2003                            /s/ Larry Krieg
                                           -------------------------------------
                                                        Larry Krieg
                                           Controller (Chief Accounting Officer)